Exhibit 10.3

AMENDMENT NO. 1 TO THE

CEO NON-QUALIFIED STOCK OPTION AGREEMENT

and

CEO PERFORMANCE STOCK UNIT AGREEMENT

THIS AMENDMENT (the “Amendment”) to the CEO Non-Qualified Stock Option Agreement between the Colfax Corporation (the “Company”) and Steven E. Simms (the “Grantee”), granted April 28, 2014 (the “Option Agreement”) and the CEO Performance Stock Unit Agreement between the Company and the Grantee, granted April 28, 2014 (the “PRSU Agreement”), each under the Company’s 2008 Omnibus Incentive Plan (the “Plan”), is entered into between the Company and the Grantee as of July 23, 2015.

WHEREAS, the Company and the Grantee are parties to the Option Agreement and the PRSU Agreement;

WHEREAS, the Company and the Grantee wish to amend the Option Agreement and the PRSU Agreement to reflect mutually agreed upon changes in consideration of the Grantee’s totality of service to the Company and his termination of employment from the Company effective at the end of the day on July 23, 2015;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree to amend the Option Agreement and PRSU Agreement as follows:

1.	The Vesting Schedule listed in the Option Agreement is hereby deleted and replaced in its entirety with the following to reflect a proration of the original vesting period:

“Vesting Schedule:

Vesting Date	Vesting Percentage

July 23, 2015	33-1/3%”

For the avoidance of doubt, in accordance with this Amendment, the number of shares of the Company covered by the Option Agreement that shall vest on the Vesting Date shall be 66,982.

2.	The provision in the Option Agreement titled “Vesting” is hereby deleted and replaced in its entirety with the following:

“Vesting	This option is only exercisable before it expires and then only with respect to the vested portion of the option. Subject to the preceding sentence, you may exercise this option, in whole or in part, to purchase a whole number of vested shares not less than 100 shares, unless the number of shares purchased is the total number available for purchase under the option, by following the procedures set forth in the Plan and below in this Agreement.

Your right to purchase the shares of Stock covered by this option, as shown on the cover sheet, will vest at the time set forth on the cover sheet (hereinafter, the “Vesting Date”); provided, that you shall only have a right to purchase the number of shares that become vested on the Vesting Date.

No right to purchase shares of Stock will vest after your Service has terminated for any reason.”

3.	Notwithstanding the definitions of “Service” and “Service Provider” under the Plan, the termination of the Grantee’s employment with the Company, effective at the end of the day on July 23, 2015, shall be considered a termination of Service for purposes of the Option Agreement and the PRSU Agreement.

By signing this Amendment, you agree to all of the terms and conditions described in the CEO Non-Qualified Stock Option Agreement and CEO Performance Stock Unit Agreement, each as amended by this Amendment, and in the Plan. You acknowledge that you have carefully reviewed the Plan and agree that, except to the extent otherwise specifically stated in this Amendment, the Plan will control in the event any provision of this Amendment should appear to be inconsistent.

Grantee:	/s/ Steven E. Simms
Steven E. Simms

Company:	/s/ C. Scott Brannan
(Signature)

	Title:	Senior Vice President of Finance and Chief Financial Officer

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